Exhibit 99.1

PRESS RELEASE

Mid Penn Bancorp, Inc.

349 Union Street

Millersburg, PA  17061

1-866-642-7736

CONTACTS

Rory G. Ritrievi President & Chief Executive Officer	Michael D. Peduzzi, CPA Chief Financial Officer

MID PENN BANCORP, INC. REPORTS THIRD QUARTER 2019 EARNINGS

AND DECLARES QUARTERLY DIVIDEND

October 25, 2019 – Millersburg, PA – Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ: MPB), the parent company of Mid Penn Bank (the “Bank”), today reported net income to common shareholders (earnings) for the quarter ended September 30, 2019 of $4,813,000 or $0.57 per common share basic and diluted, compared to earnings of $2,126,000 or $0.28 per common share basic and diluted for the quarter ended September 30, 2018.  The results for the three months ended September 30, 2018 included merger and acquisition expenses resulting from Mid Penn’s acquisition of First Priority Financial Corp. (“First Priority”) on July 31, 2018.

Earnings for the nine months ended September 30, 2019 were $13,293,000 or $1.57 per common share basic and diluted, compared to earnings of $5,909,000 or $0.89 per common share basic and diluted for the nine months ended September 30, 2018. The results for the nine months ended September 30, 2018 included merger and acquisition expenses resulting from both (i) Mid Penn’s acquisition of First Priority on July 31, 2018, and (ii) Mid Penn’s acquisition of The Scottdale Bank & Trust Company (“Scottdale”) on January 8, 2018.  No merger and acquisition expenses were recorded during the nine months ended September 30, 2019.  Adjusted earnings for the nine months ended September 30, 2018, when excluding the after-tax impact of merger and acquisition expenses (with such adjusted earnings being a non-GAAP measure), were $10,017,000 or $1.52 per share basic and diluted.  Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Measures (Unaudited)” for a discussion of our use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended September 30, 2019 and 2018 and certain other periods.

Tangible book value per common share, a non-GAAP measure that is regularly reported in the banking industry and the most directly comparable non-GAAP measure to book value per share, favorably increased to $19.54 as of September 30, 2019, compared to $18.10 as of December 31, 2018, and $17.50 as of September 30, 2018.  Mid Penn’s GAAP book value per share increased to $27.67 at September 30, 2019, compared to $26.38 as of December 31, 2018, and $25.83 at September 30, 2018.

Mid Penn also reported continued growth in total assets to $2,248,899,000 as of September 30, 2019, reflecting an increase of $170,918,000 or 8 percent compared to total assets of $2,077,981,000 as of December 31, 2018, and an increase of $204,619,000 or 10 percent compared to total assets of $2,044,280,000 as of September 30, 2018.  Asset growth during the first nine months of 2019 was primarily attributable to net organic loan growth, an increase in liquid assets from demand deposit growth, and the recording of operating and finance lease right of use assets as a result of Mid Penn’s adoption of Accounting Standard Codification (ASC) 842 – Leases effective January 1, 2019.

In general, the results of operations and the financial condition as of and for the periods ended September 30, 2019, as compared to prior periods and certain period-end dates in 2018, have been materially impacted by Mid Penn’s 2018 acquisitions of First Priority and Scottdale.

Mid Penn also reported that its Board of Directors, at a meeting held on October 23, 2019, declared a quarterly dividend per common share of $0.18 payable on November 25, 2019, to shareholders of record as of November 6, 2019.

PRESIDENT’S STATEMENT

We are pleased to announce our third quarter results of operations and our quarterly dividend. The three months ended September 30, 2019 were demonstrative of our continued strong organic growth in our legacy markets of Dauphin, Cumberland, Schuylkill and Lancaster counties, as well as the success of our 2018 acquisitions of Scottdale and First Priority.  Our performance reflects strong increases in net interest income; a sound net interest margin even in the face of an inverted yield curve; significant increases in noninterest income sources including mortgage banking, fiduciary, SBA and interchange revenues; a decrease in noninterest expenses; and very favorable asset quality measures.  It is that last item of which I am most proud.  We are a community bank and we derive the bulk of our revenues and income from our loan portfolio. To end the quarter with a 0.36% nonperforming asset ratio is indicative of the strength of our designed business development culture, our commitment to pristine underwriting, our commitment to best in class documentation and portfolio management that is the best I have seen. With all of the success in revenue growth and expense control, we delivered a strong quarter in net income available to common shareholders, earnings per share and tangible book value appreciation. With that, we are sharing the wealth with the announcement of a $0.18 per share common stock dividend.

OPERATING RESULTS

Net Interest Income and Net Interest Margin

Net interest income was $17,767,000 for the three months ended September 30, 2019, an increase of $1,856,000 or 12 percent compared to net interest income of $15,911,000 for the three months ended September 30, 2018.  Through the first nine months of 2019, net interest income was $52,843,000, an increase of $14,640,000 or 38 percent compared to net interest income of $38,203,000 for the same period in 2018.  The primary source of the net interest income growth for both the three and nine month periods was an increase in interest and fees on loans, as total loans increased $143,148,000 or 9 percent since September 30, 2018.

For the nine months ended September 30, 2019, Mid Penn’s tax-equivalent net interest margin was 3.64% versus 3.62% for the nine months ended September 30, 2018. Year-over-year increases in yields on interest-earning assets and growth in noninterest-bearing deposits more than offset the impact of both (i) the rising cost of both deposit and borrowed funds as a result of the FOMC rate increases in 2018, and (ii) the higher volume of wholesale funding sources, including brokered time deposits and subordinated debt assumed in the First Priority acquisition, and other short-term borrowings added since September 30, 2018 to support liquidity and interest rate management while also partially funding loan growth.

For the three months ended September 30, 2019, Mid Penn’s tax-equivalent net interest margin was 3.53% compared to 3.69% for the three months ended June 30, 2019.  This decrease in net interest margin was driven by successful growth in deposits in both the third quarter and full-year 2019, as Mid Penn had a higher average balance of demand deposits and liquid assets which were temporarily invested in overnight federal funds sold in anticipation of redeployment of some of this excess funding for future loan growth, repayment of maturing wholesale borrowings, and near-term redemptions of brokered CDs. The net interest margin was also impacted by an increase in the cost of deposits, particularly money market accounts and time deposits.

Noninterest Income

During the three months ended September 30, 2019, noninterest income totaled $3,003,000, an increase of $832,000 or 38 percent, compared to noninterest income of $2,171,000 for the three months ended September 30, 2018.  For the nine months ended September 30, 2019, noninterest income totaled $7,926,000, an increase of $2,485,000 or 46 percent, compared to noninterest income of $5,441,000 for the same period in 2018.

Mortgage banking income was $2,605,000 for the nine months ended September 30, 2019, an increase of $2,047,000 or over 350 percent compared to mortgage banking income of $558,000 for the nine months ended September 30, 2018.  Longer-term mortgage interest rates have declined significantly in the first nine months of 2019, resulting in a higher level of mortgage originations and secondary-market loan sales during the first nine months of 2019 when compared to the same period in 2018.  Additionally, Mid Penn expanded its team of residential mortgage originators in southeastern Pennsylvania during the first quarter of 2019, contributing to the larger volume of mortgage loans originated and sold in the nine months ended September 30, 2019.

Income from fiduciary activities was $1,092,000 for the nine months ended September 30, 2019, an increase of $241,000 or 28 percent, compared to fiduciary income of $851,000 for the nine months ended September 30, 2018. These additional revenues were attributed to continued growth in trust assets under management, and increased sales of retail investment products, as a result of successful business development efforts by Mid Penn’s trust and wealth management team.

ATM debit card interchange income was $1,148,000 for the nine months ended September 30, 2019, an increase of $240,000 or 26 percent compared to interchange income of $908,000 for the nine months ended September 30, 2018. The increase resulted from increasing card-transaction usage across our customer base, as well as the added volume from demand deposit accounts assumed in the First Priority acquisition.

Net gains on sales of SBA loans were $710,000 for the nine months ended September 30, 2019, an increase of $233,000 or 49 percent compared to net gains on sales of SBA loans of $477,000 during the same period in 2018.  The increase reflects a higher volume of loans settling in 2019 despite less favorable SBA loan rates year-over-year.

For the nine months ended September 30, 2019, merchant services income totaled $304,000, an increase of $43,000 or 16 percent, compared $261,000 for the nine months ended September 30, 2018, reflecting an increase in the volume of business customers utilizing merchant services to process their debit card transactions, cash advances, and other related products.

Other income was $1,096,000 for the nine months ended September 30, 2019, a decrease of $286,000 compared to other income of $1,382,000 for the nine months ended September 30, 2018.  Although wire transfer, letter of credit, and other fees increased in 2019, these were more than offset by a decline in pension settlement gain income year over year. During the first three quarters of 2018, Mid Penn recognized $497,000 of defined benefit pension plan settlement gains from certain plan participants receiving lump sum benefit payouts (the plan and related liabilities were assumed as a result of the Scottdale acquisition).  During the first three quarters of 2019, a lower amount of pension plan lump sum payouts occurred, with related settlement gains totaling $37,000.  Pension settlement gains are not expected to be a recurring item on a going-forward basis.

Net gains on sales of securities were $70,000 for the nine months ended September 30, 2019, a decrease of $62,000 compared to net gains on sales of securities of $132,000 for the nine months ended September 30, 2018. During the first three quarters of 2018, some investment securities acquired from Scottdale were subsequently sold at gains to ensure that the overall portfolio was in alignment with Mid Penn’s investment management objectives.  The volume of investment sales, and realized gains, were less during the first nine months of 2019, with such sales related primarily in support of interest rate risk and liquidity management.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2019 totaled $14,683,000, a decrease of $587,000 or 4 percent compared to noninterest expenses of $15,270,000 for the three months ended September 30, 2018.  For the nine months ended September 30, 2019, noninterest expense totaled $43,782,000, an increase of $7,523,000 or 21 percent, compared to noninterest expense of $36,259,000 for the same period in 2018.  The increase in noninterest expense for the nine-month period was driven by both (i) the impact of the staff, facilities, and technology licensing costs added as a result of the acquisition of First Priority in July 2018, and (ii) the 2019 expansion of Mid Penn’s mortgage banking division in the southeastern Pennsylvania market.

Salaries and employee benefits expenses were $23,970,000 during the nine months ended September 30, 2019, an increase of $7,684,000 or 47 percent, versus the same period in 2018, with the increase primarily attributable to (i) the full-year impact of the compensation and benefit costs of the staff additions at the eight office locations added through the First Priority acquisition, effective July 31, 2018, and (ii) the back-office and loan originator staff additions as a result of the expansion of the mortgage banking division.

Occupancy expenses increased $1,247,000 or 46 percent during the first nine months of 2019 compared to the same period in 2018.  Similarly, equipment expense increased $425,000 or 28 percent during the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018.  These increases related to (i) the incremental facilities operating costs, including rent, utilities, and depreciation expense for the buildings and equipment associated with the acquisition of the First Priority retail offices, and (ii) an investment in a corporate administrative facility to promote long-term operational and processing efficiencies by centralizing several back-office functions supporting the broader franchise.

Pennsylvania bank shares tax expense was $740,000 for the nine months ended September 30, 2019, an increase of $267,000 or 56 percent compared to $473,000 for the nine months ended September 30, 2018.  The increase in assessment expense generally reflects the larger total shareholder equity balance (from both acquisition and organic growth activity) upon which the tax is based.

FDIC assessment expense was $542,000 for the nine months ended September 30, 2019, an increase of $34,000 or 7 percent compared to $508,000 for the nine months ended September 30, 2018.  The third quarter of 2019 reflects the receipt of $492,000 of FDIC small bank assessment credits which were applied to FDIC assessment expense.  Mid Penn received notification from the FDIC that the FDIC’s Deposit Insurance Fund reserve ratio met a threshold resulting in the FDIC providing the Bank with the credit, which was applied to assessment liability accruals for both the second and third quarters of 2019.

Legal and professional fees for the nine months ended September 30, 2019 increased by $452,000 or 60 percent compared to the same period in 2018 due to increased use and costs of third-party providers for information technology support, human resources services, external audit, and loan review services.

Software licensing and utilization costs were $3,282,000 during the nine months ended September 30, 2019, an increase of $648,000 or 25 percent compared to $2,634,000 for the nine months ended September 30, 2018. The increase is a result of additional transaction volume based costs and licensing fees related to the addition of the locations, staff and accounts for the First Priority offices acquired in July 2018, the Pillow branch added in September 2018, and the expanded mortgage banking division added during the first quarter of 2019.  Additionally, Mid Penn continued to invest in upgrades to internal systems to enhance data management and storage capabilities given the larger company profile.

Intangible amortization increased from $837,000 during the nine months ended September 30, 2018 to $1,078,000 during the same period in 2019 due to the full nine-month impact of the core deposit intangible asset added from the First Priority acquisition on July 31, 2018.

Other expenses were $5,947,000 during the nine months ended September 30, 2019, an increase of $1,615,000 or 37 percent compared to other expense of $4,332,000 for the same period in 2018.  As the First Priority acquisition and organic growth have increased the organization’s geographic profile and employee base, several categories within other expense experienced increases, including insurance costs, charitable donations, stationary and supplies, printing, loan collection costs, and directors’ fees.

No merger expenses were recorded during the nine months ended September 30, 2019.  During the first nine months of 2018, merger and acquisition expenses totaling $4,955,000 were recorded including investment banking fees, merger-related legal and professional fees, severance costs, and information technology conversion/termination costs incurred for the 2018 acquisitions of First Priority and Scottdale.

The provision for income taxes was $2,539,000 during the nine months ended September 30, 2019, an increase of $1,326,000 or 109 percent compared to $1,213,000 for the same period in 2018.  The third quarter of 2019 reflects a favorable adjustment to income tax expense of $277,000 for certain permanent nonrecurring tax benefits recorded within the current quarter.

FINANCIAL CONDITION

Loans

Total loans at September 30, 2019 were $1,710,434,000 compared to $1,624,067,000 at December 31, 2018, an increase of $86,367,000 or 5 percent since year-end 2018.  The majority of the growth was commercial and industrial financing, and commercial real estate credits.

Deposits

Total deposits increased $164,067,000 or 10 percent, from $1,726,026,000 at December 31, 2018, to $1,890,093,000 at September 30, 2019.  The increase was attributed to both new and expanded cash management and commercial deposit account relationships, and some volume from the third quarter cyclical growth due to real estate tax collections by our public fund depositors.

Investments

Mid Penn’s portfolio of held-to-maturity securities increased $2,102,000 to $170,472,000 as of September 30, 2019, as compared to $168,370,000 as of December 31, 2018 (held-to-maturity investments are recorded at amortized cost).  Mid Penn’s total available-for-sale securities portfolio decreased $59,504,000 or 53 percent, from $111,923,000 at December 31, 2018 to $52,419,000 at September 30, 2019 due to both mortgage-backed securities repayments, and from investment sales related to portfolio strategies in support of both liquidity and interest rate risk management.

Capital

Shareholders’ equity increased by $11,403,000 or 5 percent from $223,209,000 as of December 31, 2018 to $234,612,000 as of September 30, 2019. The increase in shareholders’ equity reflects both (i) the growth in retained earnings through year-to-date net income, net of dividends paid, through the first nine months of 2019, and (ii) the year-to-date accumulated other comprehensive income from the after-tax appreciation in the market value of the available-for-sale investment portfolio.  Regulatory capital ratios for both Mid Penn and its banking subsidiary exceeded regulatory “well-capitalized” levels at both September 30, 2019 and 2018.

ASSET QUALITY

Total nonperforming assets were $5,553,000 at September 30, 2019, a significant decrease compared to nonperforming assets of $12,283,000 at December 31, 2018, and $11,978,000 at September 30, 2018. Nonperforming assets were 0.32% of the total of loans plus other real estate assets as of September 30, 2019, compared to 0.76% for the same measure as of both December 31, 2018 and September 30, 2018.  The decrease was primarily due to the successful workout of one nonaccrual commercial credit relationship totaling $4,302,000 and one nonaccrual residential mortgage relationship totaling $701,000 during the first nine months of 2019.

The allowance for loan and lease losses as a percentage of total loans was 0.54% at September 30, 2019, compared to 0.52% at December 31, 2018 and 0.53% at September 30, 2018.  Mid Penn had net loan charge-offs of $236,000 for the nine months ended September 30, 2019 compared to net recoveries of ($398,000) during the same period in 2018.  The net charge-off position in 2019 was primarily due to a $205,000 charge-off taken on one relationship during the second quarter of 2019.  The favorable net recovery position during the first nine months of 2018 was driven by the recovery of $777,000 of principal from the successful workout of a commercial real estate relationship that originally had a large partial charge-off in 2009.

Loan loss reserves as a percentage of nonperforming loans were 172% at September 30, 2019, compared to 75% at December 31, 2018, and 76% at September 30, 2018.  The increase in the loan loss reserves as a percentage of nonperforming loans at September 30, 2019 as compared to both the prior year-end and September 30, 2018 was a result of both an increase in the allowance balance related to general allocations provided for loan growth, and the year-over-year decrease in nonperforming loans.

Based upon management’s evaluation of the adequacy of the loan and lease loss allowance, a loan loss provision of $1,155,000 was recorded for the nine months ended September 30, 2019 compared to $225,000 recorded during the same period of 2018.  The increase in the provision amount year-over-year was warranted to support both (i) the adequacy of the ALLL given the organic loan portfolio growth during the first nine months of 2019, and (ii) the impact of historical loss factor changes due to charge-offs taken during the first half of 2019.  Management believes, based on information currently available, that the allowance for loan and lease losses of $9,316,000 is adequate as of September 30, 2019, to cover probable and estimated loan losses in the portfolio.

FINANCIAL HIGHLIGHTS (Unaudited):

(Dollars in thousands, except	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
per share data)	2019	2019	2019	2018	2018

Cash and cash equivalents	$160,879	$48,145	$86,968	$40,065	$62,085
Investment securities	222,891	243,586	264,323	280,293	282,048
Loans	1,710,434	1,688,173	1,646,686	1,624,067	1,567,286
Allowance for loan and lease losses	(9,316)	(8,771)	(8,502)	(8,397)	(8,229)
Net loans	1,701,118	1,679,402	1,638,184	1,615,670	1,559,057
Goodwill and other intangibles	68,949	69,304	69,665	70,061	70,475
Other assets	95,062	95,685	88,677	71,892	70,615
Total assets	$2,248,899	$2,136,122	$2,147,817	$2,077,981	$2,044,280

Noninterest-bearing deposits	$298,885	$287,183	$290,902	$269,870	$271,142
Interest-bearing deposits	1,591,208	1,491,218	1,493,278	1,456,156	1,491,323
Total deposits	1,890,093	1,778,401	1,784,180	1,726,026	1,762,465
Borrowings and subordinated debt	102,038	105,105	113,661	118,206	46,923
Other liabilities	22,156	21,354	22,539	10,540	13,057
Shareholders' equity	234,612	231,262	227,437	223,209	221,835
Total liabilities and shareholders' equity	$2,248,899	$2,136,122	$2,147,817	$2,077,981	$2,044,280

Book Value per Common Share	$27.67	$27.32	$26.88	$26.38	$25.83
Tangible Book Value per Common Share *	$19.54	$19.13	$18.64	$18.10	$17.50

* Non-GAAP measure; see Reconciliation of Non-GAAP Measures

OPERATING HIGHLIGHTS (Unaudited):

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
per share data)	2019	2019	2019	2018	2018	2019	2018

Interest income	$24,513	$23,998	$22,866	$22,371	$19,583	$71,377	$46,283
Interest expense	6,746	6,228	5,560	4,640	3,672	18,534	8,080
Net Interest Income	17,767	17,770	17,306	17,731	15,911	52,843	38,203
Provision for loan and lease losses	565	465	125	275	100	1,155	225
Noninterest income	3,003	2,874	2,049	2,091	2,171	7,926	5,441
Noninterest expense	14,683	14,796	14,303	13,982	15,270	43,782	36,259
Income before provision for income taxes	5,522	5,383	4,927	5,565	2,712	15,832	7,160
Provision for income taxes	709	980	850	916	548	2,539	1,213
Net income	4,813	4,403	4,077	4,649	2,164	13,293	5,947
Preferred stock dividends	—	—	—	64	38	—	38
Net income available to common shareholders	$4,813	$4,403	$4,077	$4,585	$2,126	$13,293	$5,909

Basic Earnings per Common Share	$0.57	$0.52	$0.48	$0.54	$0.28	$1.57	$0.89
Return on Average Equity	8.34%	7.71%	7.35%	8.19%	4.26%	7.54%	4.94%

	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2019	2019	2019	2018	2018
Tier 1 Capital (to Average Assets)	7.7%	7.8%	7.8%	8.0%	7.7%
Common Tier 1 Capital (to Risk Weighted Assets)	9.9%	9.8%	9.9%	10.0%	10.1%
Tier 1 Capital (to Risk Weighted Assets)	9.9%	9.8%	9.9%	10.0%	10.1%
Total Capital (to Risk Weighted Assets)	12.1%	12.0%	12.2%	12.3%	12.4%

RECONCILIATION OF NON-GAAP MEASURES (Unaudited:)

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). For tangible book value, the most directly comparable financial measure calculated in accordance with GAAP is book value.  We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets.  Goodwill and other intangible assets have the effect of increasing total book value while not increasing tangible book value.   We believe earnings per share excluding the after-tax impact of merger-related expenses provides important supplemental information in evaluating Mid Penn’s operating results because these charges are not incurred as a result of ongoing operations.  Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances or non-deductible portions of the non-GAAP adjustments. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Mid Penn’s results and financial condition as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding Mid Penn’s ongoing operating results. This supplemental presentation should not be construed as an inference that Mid Penn’s future results will be unaffected by similar adjustments to be determined in accordance with GAAP.

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED (Unaudited:)

Tangible Book Value Per Share

(Dollars in thousands, except	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
per share data)	2019	2019	2019	2018	2018

Shareholder's Equity	$234,612	$231,262	$227,437	$223,209	$221,835
Less: Preferred Stock	—	—	—	—	3,404
Less: Goodwill	62,840	62,840	62,840	62,840	62,767
Less: Core Deposit and Other Intangibles	6,109	6,464	6,825	7,221	7,708
Tangible Equity	$165,663	$161,958	$157,772	$153,148	$147,956

Common Shares Issued and Outstanding	8,478,461	8,465,178	8,462,431	8,459,918	8,457,023

Tangible Book Value per Share	$19.54	$19.13	$18.64	$18.10	$17.50

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses

(Dollars in thousands, except	Three Months Ended					Nine Months Ended
per share data)	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	Sept. 30,
	2019	2019	2019	2018	2018	2019	2018
Net Income Available to Common Shareholders	$4,813	$4,403	$4,077	$4,585	$2,126	$13,293	$5,909
Plus: Merger and Acquisition Expenses	—	—	—	(164)	3,038	—	4,955
Less: Tax Effect of Merger and Acquisition Expenses	—	—	—	(35)	576	—	847
Net Income Excluding Non-Recurring Expenses	$4,813	$4,403	$4,077	$4,456	$4,588	$13,293	$10,017

Weighted Average Shares Outstanding - denominator	8,473,080	8,462,522	8,460,002	8,457,054	7,695,469	8,465,249	6,604,027

Adjusted Earnings Per Common Share Excluding Non-Recurring Expenses	$0.57	$0.52	$0.48	$0.53	$0.60	$1.57	$1.52

CONSOLIDATED BALANCE SHEETS (Unaudited):

(Dollars in thousands, except share data)	September 30, 2019	Dec. 31, 2018	September 30, 2018
ASSETS
Cash and due from banks	$54,756	$24,600	$31,110
Interest-bearing balances with other financial institutions	4,393	4,572	5,241
Federal funds sold	101,730	10,893	25,734
Total cash and cash equivalents	160,879	40,065	62,085

Investment securities available for sale, at fair value	52,419	111,923	110,527
Investment securities held to maturity, at amortized cost
(fair value $173,722, $166,582, and $169,382)	170,472	168,370	171,521
Loans held for sale	7,115	1,702	3,181
Loans and leases, net of unearned interest	1,710,434	1,624,067	1,567,286
Less: Allowance for loan and lease losses	(9,316)	(8,397)	(8,229)
Net loans and leases	1,701,118	1,615,670	1,559,057

Bank premises and equipment, net	23,357	25,303	25,467
Bank premises and equipment held for sale	1,274	—	—
Operating lease right of use asset	10,416	—	—
Finance lease right of use asset	3,492	—	—
Cash surrender value of life insurance	16,804	16,691	16,610
Restricted investment in bank stocks	6,105	6,646	3,373
Accrued interest receivable	8,414	8,244	7,491
Deferred income taxes	3,922	4,696	4,432
Goodwill	62,840	62,840	62,767
Core deposit and other intangibles, net	6,109	7,221	7,708
Foreclosed assets held for sale	130	1,017	1,101
Other assets	14,033	7,593	8,960
Total Assets	$2,248,899	$2,077,981	$2,044,280
LIABILITIES & SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$298,885	$269,870	$271,142
Interest-bearing demand	465,745	384,834	438,928
Money Market	486,131	375,648	356,729
Savings	180,927	209,345	224,746
Time	458,405	486,329	470,920
Total Deposits	1,890,093	1,726,026	1,762,465

Short-term borrowings	12,000	43,100	1,771
Long-term debt	62,971	48,024	18,064
Subordinated debt	27,067	27,082	27,088
Operating lease liability	11,534	—	—
Accrued interest payable	2,823	2,262	2,262
Other liabilities	7,799	8,278	10,795
Total Liabilities	2,014,287	1,854,772	1,822,445

Shareholders' Equity:
Series D preferred stock, par value $1.00; liquidation value $1,000; authorized 3,404 shares; 9% cumulative dividend; 0 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively, and 3,404 shares issued and outstanding at September 30, 2018	—	—	3,404
Common stock, par value $1.00 per share; 20,000,000 shares authorized at September 30, 2019; 8,478,461 shares issued and outstanding at September 30, 2019; 10,000,000 shares authorized at December 31, 2018 and September 30, 2018, respectively; 8,459,918 and 8,457,023 shares issued and outstanding at December 31, 2018 and September 30, 2018, respectively	8,478	8,460	8,457
Additional paid-in capital	177,994	177,565	177,421
Retained earnings	48,009	39,562	36,244
Accumulated other comprehensive income (loss)	131	(2,378)	(3,691)
Total Shareholders’ Equity	234,612	223,209	221,835
Total Liabilities and Shareholders' Equity	$2,248,899	$2,077,981	$2,044,280

CONSOLIDATED STATEMENTS OF INCOME (Unaudited):

(Dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
INTEREST INCOME
Interest and fees on loans and leases	$22,573	$17,715	$65,865	$41,125
Interest on interest-bearing balances	23	26	80	52
Interest on federal funds sold	506	78	704	399
Interest and dividends on investment securities:
U.S. Treasury and government agencies	701	965	2,433	2,601
State and political subdivision obligations, tax-exempt	495	636	1,698	1,695
Other securities	215	163	597	411
Total Interest Income	24,513	19,583	71,377	46,283
INTEREST EXPENSE
Interest on deposits	5,830	3,183	15,692	6,960
Interest on short-term borrowings	69	38	458	50
Interest on long-term and subordinated debt	847	451	2,384	1,070
Total Interest Expense	6,746	3,672	18,534	8,080
Net Interest Income	17,767	15,911	52,843	38,203
PROVISION FOR LOAN AND LEASE LOSSES	565	100	1,155	225
Net Interest Income After Provision for Loan and Lease Losses	17,202	15,811	51,688	37,978
NONINTEREST INCOME
Income from fiduciary activities	386	325	1,092	851
Service charges on deposits	230	242	665	667
ATM debit card interchange income	434	317	1,148	908
Mortgage banking income	1,091	197	2,605	558
Net gain on sales of SBA loans	275	68	710	477
Merchant services income	115	90	304	261
Earnings from cash surrender value of life insurance	79	76	236	205
Net gain on sales of investment securities	46	30	70	132
Other income	347	826	1,096	1,382
Total Noninterest Income	3,003	2,171	7,926	5,441
NONINTEREST EXPENSE
Salaries and employee benefits	8,425	6,680	23,970	16,286
Occupancy expense, net	1,232	1,063	3,977	2,730
Equipment expense	671	579	1,956	1,531
Pennsylvania bank shares tax expense	359	131	740	473
FDIC Assessment	(131)	187	542	508
Legal and professional fees	311	272	1,204	752
Marketing and advertising expense	238	274	643	693
Software licensing and utilization	1,150	949	3,282	2,634
Telephone expense	150	177	465	480
(Gain) loss on sale or write-down of foreclosed assets	(36)	45	(22)	48
Intangible amortization	355	341	1,078	837
Merger and acquisition expense	—	3,039	—	4,955
Other expenses	1,959	1,533	5,947	4,332
Total Noninterest Expense	14,683	15,270	43,782	36,259
INCOME BEFORE PROVISION FOR INCOME TAXES	5,522	2,712	15,832	7,160
Provision for income taxes	709	548	2,539	1,213
NET INCOME	4,813	2,164	13,293	5,947
Series D preferred stock dividends	—	38	—	38
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$4,813	$2,126	$13,293	$5,909

PER COMMON SHARE DATA:
Basic and Diluted Earnings Per Common Share	$0.57	$0.28	$1.57	$0.89
Cash Dividends Paid	$0.18	$0.15	$0.61	$0.55

NET INTEREST MARGIN (Unaudited):

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Nine Months Ended
(Dollars in thousands)	September 30, 2019				September 30, 2018
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$5,287	$80		2.02%	$4,993	$52		1.39%
Investment Securities:
Taxable	154,617	2,718		2.35%	163,900	2,824		2.30%
Tax-Exempt	97,814	2,149	(a)	2.94%	100,305	2,145	(a)	2.86%
Total Securities	252,431	4,867		2.58%	264,205	4,969		2.51%

Federal Funds Sold	42,855	704		2.20%	31,327	399		1.70%
Loans and Leases, Net	1,661,695	66,103	(b)	5.32%	1,131,410	41,320	(b)	4.88%
Restricted Investment in Bank Stocks	6,094	312		6.85%	3,141	188		8.00%
Total Earning Assets	1,968,362	72,066		4.90%	1,435,076	46,928		4.37%

Cash and Due from Banks	29,539				29,801
Other Assets	144,918				78,126
Total Assets	$2,142,819				$1,543,003

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$404,712	3,015		1.00%	$368,362	1,687		0.61%
Money Market	429,421	5,433		1.69%	288,064	1,917		0.89%
Savings	191,027	495		0.35%	183,617	329		0.24%
Time	472,872	6,749		1.91%	277,239	3,027		1.46%
Total Interest-bearing Deposits	1,498,032	15,692		1.40%	1,117,282	6,960		0.83%

Short-term Borrowings	21,606	458		2.83%	3,775	50		1.77%
Long-term Debt	56,016	1,217		2.90%	13,598	263		2.59%
Subordinated Debt	27,074	1,167		5.76%	19,403	807		5.56%
Total Interest-bearing Liabilities	1,602,728	18,534		1.55%	1,154,058	8,080		0.94%

Noninterest-bearing Demand	288,362				216,037
Other Liabilities	22,745				12,849
Shareholders' Equity	228,984				160,059
Total Liabilities & Shareholders' Equity	$2,142,819				$1,543,003

Net Interest Income (taxable equivalent basis)		$53,532				$38,848
Taxable Equivalent Adjustment		(689)				(645)
Net Interest Income		$52,843				$38,203

Total Yield on Earning Assets				4.90%				4.37%
Rate on Supporting Liabilities				1.55%				0.94%
Average Interest Spread				3.35%				3.44%
Net Interest Margin				3.64%				3.62%

(a)  Includes tax-equivalent adjustments on interest from tax-free municipal securities of $451,000 and $450,000 for the nine months ended September 30, 2019 and 2018, respectively. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at September 30, 2019 and 2018.

(b)  Includes tax-equivalent adjustments on interest from tax-free municipal loans of $238,000 and $195,000 for the nine months ended September 30 2019 and 2018, respectively. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at September 30, 2019 and 2018.

	Average Balances, Income and Interest Rates on a Taxable Equivalent Basis
	For the Three Months Ended
(Dollars in thousands)	September 30, 2019				June 30, 2019
	Average			Average	Average			Average
	Balance	Interest		Rates	Balance	Interest		Rates
ASSETS:
Interest Bearing Balances	$4,687	$23		1.95%	$5,030	$27		2.15%
Investment Securities:
Taxable	139,423	791		2.25%	159,252	938		2.36%
Tax-Exempt	84,888	627	(a)	2.93%	101,088	739	(a)	2.93%
Total Securities	224,311	1,418		2.51%	260,340	1,677		2.58%

Federal Funds Sold	94,800	506		2.12%	21,554	130		2.42%
Loans and Leases, Net	1,689,378	22,649	(b)	5.32%	1,665,568	22,292	(b)	5.37%
Restricted Investment in Bank Stocks	6,296	125		7.88%	5,996	105		7.02%
Total Earning Assets	2,019,472	24,721		4.86%	1,958,488	24,231		4.96%

Cash and Due from Banks	33,183				27,202
Other Assets	148,447				148,054
Total Assets	$2,201,102				$2,133,744

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing Demand	$431,928	1,178		1.08%	$399,187	984		0.99%
Money Market	470,643	2,073		1.75%	429,180	1,897		1.77%
Savings	182,537	158		0.34%	190,031	161		0.34%
Time	460,324	2,421		2.09%	471,025	2,234		1.90%
Total Interest-bearing Deposits	1,545,432	5,830		1.50%	1,489,423	5,276		1.42%

Short-term Borrowings	9,284	69		2.95%	21,320	157		2.95%
Long-term Debt	63,601	456		2.84%	56,153	407		2.91%
Subordinated Debt	27,068	391		5.73%	27,074	388		5.75%
Total Interest-bearing Liabilities	1,645,385	6,746		1.63%	1,593,970	6,228		1.57%

Noninterest-bearing Demand	299,889				288,268
Other Liabilities	22,755				22,625
Shareholders' Equity	233,073				228,881
Total Liabilities & Shareholders' Equity	$2,201,102				$2,133,744

Net Interest Income (taxable equivalent basis)		$17,975				$18,003
Taxable Equivalent Adjustment		(208)				(233)
Net Interest Income		$17,767				$17,770

Total Yield on Earning Assets				4.86%				4.96%
Rate on Supporting Liabilities				1.63%				1.57%
Average Interest Spread				3.23%				3.40%
Net Interest Margin				3.53%				3.69%

(a)  Includes tax-equivalent adjustments on interest from tax-free municipal securities of $132,000 for the three months ended September 30, 2019 and $155,000 for the three months ended June 30, 2019. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at September 30, 2019 and June 30, 2019.

(b)  Includes tax-equivalent adjustments on interest from tax-free municipal loans of $76,000 for the three months ended September 30, 2019 and $78,000 for the three months ended June 30, 2019. Tax-equivalent adjustments were calculated using statutory tax rate of 21% at September 30, 2019 and June 30, 2019.

Management considers subsequent events occurring after the balance sheet date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission (“SEC”).  Accordingly, the financial information in this announcement is subject to change.  The statements are valid only as of the date hereof and Mid Penn Bancorp, Inc. disclaims any obligation to update this information.

SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement.  Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on securities held in Mid Penn’s portfolio; legislation affecting the financial services industry as a whole, and Mid Penn and Mid Penn Bank individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support Mid Penn and Mid Penn Bank’s future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with Mid Penn’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.  For a list of other factors which would affect our results, see Mid Penn’s filings with the SEC, including those risk factors identified in the "Risk Factors" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent filings. The statements in this press release are made as of the date of this press release, even if subsequently made available by Mid Penn on its website or otherwise. Mid Penn assumes no obligation for updating any such forward-looking statements at any time, except as required by law.